ALOSTAR BANK OF COMMERCE
Consolidated Financial Statements
June 30, 2017

ALOSTAR BANK OF COMMERCE
Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	June 30, 2017	December 31, 2016
Assets	(unaudited)	(audited)
Cash and due from banks	$2,177	1,867
Federal funds sold	11,674	21,953
Interest-bearing deposits in other banks	66,970	126,995
Cash and cash equivalents	80,821	150,815
Investment securities available-for-sale, at fair value	81,596	85,677
Loans covered by shared loss agreements	—	12,085
Noncovered loans, net of unearned income	783,362	709,810
Total loans, net of unearned income	783,362	721,895
Allowance for loan losses	(10,774)	(9,511)
Net loans	772,588	712,384
Premises and equipment, net of accumulated depreciation	537	579
Intangible assets	18	46
FDIC loss share receivable	—	214
Covered other real estate, net	—	72
Deferred income tax asset, net	3,690	3,710
Other assets	6,104	8,003
Total assets	$945,354	961,500

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Demand deposits	$117,425	133,904
NOW, money market and savings deposits	261,698	234,775
Time deposits	324,789	377,369
Total deposits	703,912	746,048
Federal funds purchased	40,000	—
Federal Home Loan Bank advances	—	10,124
Accrued expenses and other liabilities	5,736	16,689
Total liabilities	749,648	772,861
Stockholders’ equity:
Preferred stock, $0 par value; Authorized, 1,000,000 shares; issued and outstanding, 0 shares in 2017 and 2016	—	—
Common stock, $0 par value; Authorized, 19,000,000 shares; issued and outstanding, 8,037,018 shares in 2017 and 2016	—	—
Surplus	157,656	157,640
Retained earnings	38,715	31,696
Accumulated other comprehensive (loss), net	(665)	(697)
Total stockholders’ equity	195,706	188,639
Total liabilities and stockholders’ equity	$945,354	961,500

See accompanying notes to consolidated financial statements.

ALOSTAR BANK OF COMMERCE
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands)
	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Interest income:
Interest and fees on loans	$10,506	9,862	20,063	19,277
Interest on investment securities:
Taxable	337	472	696	951
Nontaxable	26	26	52	52
Interest on federal funds sold	15	5	41	11
Other interest income	231	151	512	234
Total interest income	11,115	10,516	21,364	20,525
Interest expense:
Interest on deposits	1,920	1,625	3,695	2,893
Interest on federal funds purchased	3	—	3	—
Interest on Federal Home Loan Bank advances	46	241	117	494
Total interest expense	1,969	1,866	3,815	3,387
Net interest income	9,146	8,650	17,549	17,138
Provision for loan losses	(74)	2,355	(46)	3,807
Net interest income after provision for loan losses	9,220	6,295	17,595	13,331
Noninterest income:
Service charges on deposit accounts	138	283	287	611
Commissions and fees	1,065	1,482	2,462	2,368
Gain on sale of available-for-sale securities	—	236	—	236
Other operating income	14	609	3,906	762
Total noninterest income	1,217	2,610	6,655	3,977
Noninterest expense:
Salaries and employee benefits	4,268	4,252	8,633	8,426
Net occupancy expense	199	193	414	395
Equipment expense	77	69	152	137
Other operating expense	2,188	2,167	3,635	4,323
Total noninterest expense	6,732	6,681	12,834	13,281
Income before income taxes	3,705	2,224	11,416	4,027
Income tax expense	1,426	848	4,397	1,534
Net income	$2,279	1,376	7,019	2,493
See accompanying notes to consolidated financial statements.

ALOSTAR BANK OF COMMERCE
Consolidated Statements of Comprehensive Income
(Unaudited)
(Dollars in thousands)
	Three months ended		Six months ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$2,279	1,376	7,019	2,493
Other comprehensive income, net of tax:
Unrealized (losses) gains on securities available-for-sale:
Net change in unrealized gains on securities available-for-sale, net of tax of $74 thousand and $52 thousand, for the three months ended June 30, 2017 and June 30, 2016, respectively, and $20 thousand and $281 thousand, for the six months ended June 30, 2017 and June 30, 2016, respectively	118	84	32	453
Reclassification adjustment for gains on securities available-for-sale, net of tax, of $0 and $90 thousand for the three months ended June 30, 2017 and June 30, 2016, respectively and $0 and $90 thousand for the 6 months ended June 30, 2017 and June 30, 2016, respectively, included in net income	—	146	—	146
Other comprehensive income, net of tax	118	230	32	599
Comprehensive income	$2,397	1,606	7,051	3,092

See accompanying notes to consolidated financial statements.

ALOSTAR BANK OF COMMERCE
Consolidated Statements of Changes in Stockholders’ Equity
(Unaudited)
(Dollars in thousands, except share amounts)
					Accumulated
					other	Total
	Common stock			Retained	comprehensive	stockholders’
	Shares	Amount	Surplus	earnings	income (loss), net	equity
Balance at December 31, 2015	8,036,018	$—	$157,581	$23,895	$(114)	$181,362
Common stock activity:
Stock-based compensation	1,000	—	—	—	—	—
Share-based payment compensation expense	—	—	39	—	—	39
Comprehensive income:
Net income	—	—	—	2,493	—	2,493
Other comprehensive income, net of tax	—	—	—	—	599	599
Balance at June 30, 2016	8,037,018	$—	$157,620	$26,388	$485	$184,493

Balance at December 31, 2016	8,037,018	$—	$157,640	$31,696	$(697)	$188,639
Common stock activity:
Stock-based compensation	—	—	—	—	—	—
Share-based payment compensation expense	—	—	16	—	—	16
Comprehensive income:
Net income	—	—	—	7,019	—	7,019
Other comprehensive income, net of tax	—	—	—	—	32	32
Balance at June 30, 2017	8,037,018	$—	$157,656	$38,715	$(665)	$195,706

See accompanying notes to consolidated financial statements.

ALOSTAR BANK OF COMMERCE
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)
	Six months ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income	$7,019	2,493
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Accretion and amortization of securities	429	608
Depreciation and amortization	85	104
Amortization and accretion of purchase accounting adjustments	91	525
Provision for loan losses	(46)	3,807
Gain on the sale of investment securities, net	—	(236)
Gain on the sale of foreclosed property	(64)	(371)
Write-downs on foreclosed property	—	1
Stock based compensation	16	39
Change in other assets	2,111	450
Change in other liabilities	(11,017)	(5,359)
Net cash (used in) provided by operating activities	(1,376)	2,061
Cash flows from investing activities:
Purchases of investment securities available-for-sale	(6,065)	(6,239)
Proceeds from sales of investment securities available-for-sale	—	8,601
Proceeds from maturities of investment securities available-for-sale	9,770	10,965
Net change in loans	(60,158)	(58,431)
Proceeds from sales of other real estate	132	3,240
FDIC reimbursements	—	1,572
Capital expenditures	(37)	(69)
Net cash used in investing activities	(56,358)	(40,361)
Cash flows from financing activities:
Net change in deposits	(42,136)	134,606
Net change in Federal funds purchased	40,000	515
Net change in Federal Home Loan Bank advances	(10,124)	(5,396)
Net cash (used in) provided by financing activities	(12,260)	129,725
Net change in cash and cash equivalents	(69,994)	91,425
Cash and cash equivalents, beginning of period	150,815	49,319
Cash and cash equivalents, end of period	$80,821	140,744
Supplemental disclosures of cash flow information:
Interest	$4,688	3,256
Income taxes	2,612	3,164
Supplemental disclosures of noncash transactions:
Loans transferred to other real estate	—	842

See accompanying notes to consolidated financial statements.

(1)	Basis of Presentation and Overview
The consolidated financial statements include the accounts of AloStar Bank of Commerce (AloStar, or the Bank) and its wholly owned nonbank subsidiaries, ARG Quality Properties, LLC and ARG Properties Acquisition, LLC.
The accompanying unaudited consolidated financial statements for AloStar Bank of Commerce and its wholly owned nonbank subsidiaries (the “Company” or “we”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation. The interim consolidated financial statements included herein are unaudited, but reflect all adjustments, consisting of normal and recurring items, which, in the opinion of management, are necessary for a fair presentation of the consolidated financial position and results of operations for the interim periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three and six month periods ended June 30, 2017 are not necessarily indicative of the results to be expected for the full year ended December 31, 2017. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Bank’s Annual Report for the year ended December 31, 2016.
The Company has evaluated subsequent events for potential recognition and disclosure through September 30, 2017 to determine if either recognition or disclosure of significant events or transactions is required.

(2)	Recent Accounting Pronouncements
In May 2014, the FASB issued Accounting Standards Update (ASU) 2014-09 Revenue from Contracts with Customers (Topic 606) developed as a joint project with the International Accounting Standards Board to remove inconsistencies in revenue requirements and provide a more robust framework for addressing revenue issues. The ASU's core principle is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued Accounting Standards Update 2015-14, which deferred the effective date by one year (i.e., interim and annual reporting periods beginning after December 15, 2018). Early adoption is permitted, but not before the original effective date (i.e., interim and annual reporting periods beginning after December 15, 2016). The ASU may be adopted using either a modified retrospective method or a full retrospective method. The Company intends to adopt the ASU during the first quarter of 2019, as required, using a modified retrospective approach. The Company’s preliminary analysis suggests that the adoption of this accounting guidance is not expected to have a material impact on the Company's consolidated financial statements as the majority of its revenue stream is generated from financial instruments which are not within the scope of this ASU. However, the Company is still evaluating the impact for other fee-based income. The FASB continues to release new accounting guidance related to the adoption of this ASU and the results of the Company’s materiality analysis may change based on conclusions reached as to the application of this new guidance.
In February 2016, the FASB issued Accounting Standards Update 2016-02 Leases guidance requiring the recognition in the statement of financial position of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The guidance requires that a lessee should recognize lease assets and lease liabilities as compared to previous GAAP that did not require lease assets and lease liabilities to be recognized for most leases. The guidance becomes effective for the Company on January 1, 2020.  The Company is currently evaluating the impact of this ASU on its consolidated financial statements.
In March 2016, the FASB issued updated guidance to Accounting Standards Update 2016-09 Stock Compensation Improvements to Employee Share-Based Payment Activity intended to simplify and improve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of such awards as either equity or liabilities and classification on the statement of cash flows. This ASU requires that all income tax effects related to settlements of share-based payment awards be reported as increases (or decreases) to income tax expense. Previously, income tax benefits at settlement of an award were reported as an increase (or decrease) to additional paid-in capital. The ASU also requires that all income tax related cash flows resulting from share-based payments be reported as operating activities in the statement of cash flows whereas cash flows were previously reported as a reduction to operating cash flows and an increase to financing cash flows. The guidance becomes effective for the Company on January 1, 2018. The impact of adopting this ASU is not expected to have a material effect on the Company’s consolidated financial statements.
In June 2016, the FASB issued Accounting Standards Update 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments, which introduces the current expected credit losses methodology. Among other things, the ASU requires the measurement of all expected credit losses for financial assets, including loans and available-for-sale debt securities, held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. The new model will require institutions to calculate all probable and estimable losses that are expected to be incurred through the loan's entire life. ASU 2016-13 also requires the allowance for credit losses for purchased financial assets with credit deterioration since origination to be determined in a manner similar to that of other financial assets measured at amortized cost; however, the initial allowance will be added to the purchase price rather than recorded as credit loss expense. The disclosure of credit quality indicators related to the amortized cost of financing receivables will be further disaggregated by year of origination (or vintage). Institutions are to apply the changes through a cumulative-effect adjustment to their retained earnings as of the beginning of the first reporting period in which the standard is effective. The amendments are effective for fiscal years beginning after December 15, 2020. Early application will be permitted for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.
In August 2016, the FASB issued Accounting Standards Update 2016-15 Statement of Cash Flows (Topic 230) intended to reduce the diversity in practice around how certain transactions are classified within the statement of cash flows. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted with retrospective application. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.
Other than those pronouncements discussed above, there were no other recently issued accounting pronouncements that are expected to materially impact the Company.

(3)	Investment Securities
The amortized cost and fair value of investment securities available-for-sale at June 30, 2017 are presented below (dollars in thousands):

		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	losses	Fair value

Securities of U.S. government-sponsored mortgage-backed securities	$80,189	77	(1,239)	79,027
Tax-exempt municipals	2,483	86	—	2,569
Total investment securities	$82,672	163	(1,239)	81,596

The amortized cost and fair value of investment securities available-for-sale at December 31, 2016 are presented below (dollars in thousands):

		Gross	Gross
	Amortized	unrealized	unrealized
	cost	gains	losses	Fair value

Securities of U.S. government-sponsored mortgage-backed securities	$84,325	94	(1,323)	83,096
Tax-exempt municipals	2,481	100	—	2,581
Total investment securities	$86,806	194	(1,323)	85,677

The amortized cost and fair value of debt securities available-for-sale at June 30, 2017, based on contractual maturities, are shown below. Actual maturities may differ from contractual maturities shown below because borrowers have the right to prepay obligations with or without prepayment penalties.

	Amortized
	cost	Fair value
	(Dollars in thousands)
Due in one year or less	$9,571	9,426
Due after one year through five years	49,162	48,465
Due after five years through ten years	20,985	20,762
Due after ten years	2,954	2,943
	$82,672	81,596

The following table reflects the gross unrealized losses and fair values of the Company’s investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

	Less than 12 months		12 months or more		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	losses	value	losses	value	losses
June 30, 2017
Securities of U.S. government-
sponsored mortgage-backed
securities	$54,323	(820)	18,617	(419)	72,940	(1,239)
Total investment securities	$54,323	(820)	18,617	(419)	72,940	(1,239)
December 31, 2016
Securities of U.S. government-
sponsored mortgage-backed
securities	$64,973	(1,112)	10,775	(211)	75,748	(1,323)
Total investment securities	$64,973	(1,112)	10,775	(211)	75,748	(1,323)

As shown in the table above, at June 30, 2017 and December 31, 2016, AloStar had unrealized losses of $1.2 million on $72.9 million of available-for-sale securities and $1.3 million on $75.7 million of available-for-sale securities, respectively. The unrealized losses associated with these investment securities are primarily driven by changes in interest rates and are not due to the credit quality of the securities. Other factors evaluated included geographic concentrations, credit ratings, and other performance indicators of the underlying asset. As of June 30, 2017, the Company had no intent to sell these securities and it was not more likely than not that the Company would be required to sell the securities before recovery of their amortized cost bases, which may be maturity. Management does not consider these securities to be other‑than‑temporarily impaired at June 30, 2017. During 2017 and 2016, no impairment charge was recorded on investment securities.
No investment securities were pledged as collateral for borrowed funds and for other purposes as required or permitted by law as of June 30, 2017, compared to investment securities pledged with a fair value of $12.4 million at December 31, 2016. The decrease in investment securities pledged in 2017 was due to a reduction in Federal Home Loan Bank advances.
AloStar did not sell any investment (available-for-sale) securities during the six months ended June 30, 2017, compared to sales of $8.6 million and a gain of $236 thousand, recognized during the six months ended June 30, 2016.
Nonmarketable equity securities representing the Bank’s investment in the FHLB Atlanta were carried at cost totaling $865 thousand at June 30, 2017 and $1.2 million at December 31, 2016 and are included in other assets. These securities have no quoted market values and are, therefore, carried at cost. Management reviews these securities for impairment based on the ultimate recoverability of the cost basis in these securities. The Bank is required to maintain an investment in capital stock of the FHLB based on its level of borrowings and other relationships with the FHLB. Management has concluded that there is no impairment in the above equity securities carried at cost.

(4)	Loans and Allowance for Loan Losses
Loans at June 30, 2017 and December 31, 2016 comprise the following (dollars in thousands):

All Loans
	June 30, 2017	December 31, 2016
Real estate-construction	$64	150
Real estate-commercial:
Owner occupied	31,998	34,101
Other	169,732	132,893
Real estate-consumer:
Consumer	684	695
Equity lines	8,003	9,083
Investment property	241	284
Commercial and financial	572,512	544,544
Bank stock	123	142
Consumer	5	3
Gross loans	783,362	721,895
Allowance for loan losses	(10,774)	(9,511)
Net loans	$772,588	712,384

Included in gross loans at June 30, 2017 were:

•	$4.6 million of net deferred loan fees

•	$745 thousand in deferred costs and premiums related to loans originated or purchased after April 15, 2011
Included in gross loans at December 31, 2016 were:

•	$4.5 million of net deferred loan fees

•	$787 thousand in deferred costs and premiums related to loans originated or purchased after April 15, 2011

AloStar uses the following loan categories:
Real Estate – Construction: Construction and land development loans include 1-4 family construction projects and commercial construction endeavors such as apartments, condos and retail space and land acquisition and development.
Real Estate – Commercial Owner occupied: Loans to commercial customers secured by owner-occupied facilities.
Real Estate – Commercial Other: Loans to finance income-producing commercial and multi-family properties such as retail centers, hotels, medical and professional offices, single retail stores, warehouses, and apartments.
Real Estate – Consumer: Loans to consumers secured by first and second mortgages on primary residence or second home.
Real Estate – Equity: Home equity lines to consumers secured by first or second mortgage on primary residence.
Real Estate – Consumer Investment property:  Primarily loans to finance 1-4 family residential properties that are not owner occupied.
Commercial and Financial: Loans to finance business operations, equipment purchase, or other needs for small and medium-sized commercial customers, which are secured by assets of the borrower other than real estate.

Bank Stock: Primarily loans to individuals to purchase stock in community banks.
Consumer: Loans to individuals both secured by personal property and unsecured.
In the ordinary course of business, AloStar has granted loans to certain related parties, including officers and employees. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Related party loans totaled $187 thousand as of June 30, 2017 compared to $195 thousand as of December 31, 2016. None of these loans were past due or impaired as of June 30, 2017 or December 31, 2016.
On April 15, 2011, AloStar entered into a purchase and assumption agreement with the FDIC in which AloStar agreed to assume all of the deposits, other than brokered certificates of deposit, and essentially all of the assets of Nexity. Loans covered under shared loss agreements are loans acquired on April 15, 2011. Noncovered loans were originated after April 15, 2011 and are not covered under loss share.
AloStar entered into an agreement dated March 31, 2017 with the FDIC to terminate AloStar’s Single Family Shared-Loss Agreement and Commercial Shared-Loss Agreement (SLAs) (Termination Agreement).  AloStar paid the FDIC $3.4 million, and recognized a one-time pretax gain of $3.8 million related to the termination of the SLAs. Subsequent to the Termination Agreement dated March 31, 2017 between AloStar and the FDIC, Alostar no longer records or presents covered assets.

Loans – Covered
	June 30, 2017	December 31, 2016
	(Dollars in thousands)
Real estate-construction	$—	150
Real estate-commercial:
Other	—	682
Real estate-consumer:
Consumer	—	695
Equity lines	—	9,083
Investment property	—	284
Commercial and financial	—	1,049
Bank stock	—	142
Gross loans	—	12,085
Allowance for loan losses	—	(543)
Net loans	$—	11,542

Loans – Noncovered
	June 30, 2017	December 31, 2016
	(Dollars in thousands)
Real estate-construction	$64	—
Real estate-commercial:
Owner occupied	31,998	34,101
Other	169,732	132,211
Real estate-consumer:
Consumer	684	—
Equity lines	8,003	—
Investment property	241	—
Commercial and financial	572,512	543,495
Bank stock	123	—
Consumer	5	3
Gross loans	783,362	709,810
Allowance for loan losses	(10,774)	(8,968)
Net loans	$772,588	700,842

The following tables present selected loan maturities and interest rate type at June 30, 2017 and December 31, 2016 (dollars in thousands):

	All Loans – June 30, 2017
	One year	One to	Over five
	or less	five years	years	Total
Types of loans:
Real estate – construction	$64	—	—	64
Real estate – commercial:
Owner occupied	—	31,998	—	31,998
Other	—	163,973	5,759	169,732
Real estate – consumer:
Consumer	—	—	684	684
Equity lines	—	380	7,623	8,003
Investment property	—	—	241	241
Commercial and financial	60,200	512,312	—	572,512
Bank stock	—	80	43	123
Consumer	5	—	—	5
Total loans	$60,269	708,743	14,350	783,362
Total of loans above with:
Fixed interest rates	$1,008	1,089	1,564	3,661
Variable interest rates	59,261	707,654	12,786	779,701
Total loans	$60,269	708,743	14,350	783,362

	All Loans – December 31, 2016
	One year	One to	Over five
	or less	five years	years	Total
Types of loans:
Real estate – construction	$150	—	—	150
Real estate – commercial:
Owner occupied	—	34,101	—	34,101
Other	—	131,658	1,235	132,893
Real estate – consumer:
Consumer	—	—	695	695
Equity lines	—	399	8,684	9,083
Investment property	—	40	244	284
Commercial and financial	130,442	414,102	—	544,544
Bank stock	9	87	46	142
Consumer	3	—	—	3
Total loans	$130,604	580,387	10,904	721,895
Total of loans above with:
Fixed interest rates	$1,018	1,135	1,525	3,678
Variable interest rates	129,586	579,252	9,379	718,217
Total loans	$130,604	580,387	10,904	721,895

	Covered Loans – December 31, 2016
	One year	One to	Over five
	or less	five years	years	Total
Types of loans:
Real estate – construction	$150	—	—	150
Real estate – commercial:
Other	—	96	586	682
Real estate – consumer:
Consumer	—	—	695	695
Equity lines	—	399	8,684	9,083
Investment property	—	40	244	284
Commercial and financial	1,006	43	—	1,049
Bank stock	9	87	46	142
Total loans	$1,165	665	10,255	12,085
Total of loans above with:
Fixed interest rates	$1,015	83	876	1,974
Variable interest rates	150	582	9,379	10,111
Total loans	$1,165	665	10,255	12,085

1

	Noncovered Loans – December 31, 2016
	One year	One to	Over five
	or less	five years	years	Total
Types of loans:
Real estate – commercial:
Owner occupied	$—	34,101	—	34,101
Other	—	131,562	649	132,211
Commercial and financial	129,436	414,059	—	543,495
Consumer	3	—	—	3
Total loans	$129,439	579,722	649	709,810
Total of loans above with:
Fixed interest rates	$3	1,052	649	1,704
Variable interest rates	129,436	578,670	—	708,106
Total loans	$129,439	579,722	649	709,810

The following is a summary of current, accruing past‑due, and nonaccrual loans by portfolio class as of June 30, 2017 and December 31, 2016 for all loans (dollars in thousands).

All Loans – June 30, 2017
		Accruing
		30 – 89 days	Accruing greater than	Total accruing		Total
	Current	Past due	90 days	loans	Nonaccrual	loans
Real estate – construction	$—	—	—	—	64	64
Real estate – commercial:
Owner occupied	23,366	—	—	23,366	8,632	31,998
Other	169,732	—	—	169,732	—	169,732
Real estate – consumer:
Consumer	684	—	—	684	—	684
Equity lines	7,829	—	—	7,829	174	8,003
Investment property	241	—	—	241	—	241
Commercial and financial	571,554	—	—	571,554	958	572,512
Bank stock	123	—	—	123	—	123
Consumer	5	—	—	5	—	5
Total	$773,534	—	—	773,534	9,828	783,362

All Loans – December 31, 2016
		Accruing	Accruing	Total
		30 – 89 days	greater than	accruing		Total
	Current	Past due	90 days	loans	Nonaccrual	loans
Real estate – construction	$25	—	—	25	125	150
Real estate – commercial:
Owner occupied	32,178	—	—	32,178	1,923	34,101
Other	132,893	—	—	132,893	—	132,893
Real estate – consumer:
Consumer	695	—	—	695	—	695
Equity lines	8,901	—	—	8,901	182	9,083
Investment property	245	—	—	245	39	284
Commercial and financial	533,664	5,636	—	539,300	5,244	544,544
Bank stock	142	—	—	142	—	142
Consumer	3	—	—	3	—	3
Total	$708,746	5,636	—	714,382	7,513	721,895

Covered Loans – December 31, 2016
		Accruing	Accruing	Total
		30 – 89 days	greater than	accruing		Total
	Current	Past due	90 days	loans	Nonaccrual	loans
Real estate – construction	$25	—	—	25	125	150
Real estate – commercial:
Other	682	—	—	682	—	682
Real estate – consumer:
Consumer	695	—	—	695	—	695
Equity lines	8,901	—	—	8,901	182	9,083
Investment property	245	—	—	245	39	284
Commercial and financial	1,049	—	—	1,049	—	1,049
Bank stock	142	—	—	142	—	142
Total	$11,739	—	—	11,739	346	12,085

Noncovered Loans – December 31, 2016
		Accruing	Accruing	Total
		30 – 89 days	greater than	accruing		Total
	Current	Past due	90 days	loans	Nonaccrual	loans
Real estate – commercial:
Owner occupied	$32,178	—	—	32,178	1,923	34,101
Other	132,211	—	—	132,211	—	132,211
Commercial and financial	532,615	5,636	—	538,251	5,244	543,495
Consumer	3	—	—	3	—	3
Total	$697,007	5,636	—	702,643	7,167	709,810

Under acquired impaired loan accounting, acquired loans accounted for under ASC Subtopic 310‑30 are generally considered accruing, as the loans accrete interest income over the estimated life of the loan when expected cash flows are reasonably estimable. Accordingly, acquired impaired loans that are contractually past due are still considered to be accruing and are included as “current” in the tables above, as long as the estimated cash flows are received as expected.
The allowance for loan losses as of and for the periods ended June 30, 2017 and December 31, 2016 is presented below (dollars in thousands).

	Period from December 31, 2016
	to June 30, 2017
	Covered	Noncovered	Total
Balance as of December 31, 2016	$543	8,968	9,511
Provision for loan losses	—	(46)	(46)
Recoveries	—	1,309	1,309
Charge offs	—	—	—
Transfers from covered to noncovered	(543)	543	—
Ending balance	$—	10,774	10,774

	Year ended
	December 31, 2016
	Covered	Noncovered	Total
Balance as of December 31, 2015	$990	10,343	11,333
Provision for loan losses	(652)	2,189	1,537
Recoveries	846	389	1,235
Charge offs	(641)	(3,953)	(4,594)
Ending balance	$543	8,968	9,511

For covered loans, there was no credit to the provision expense or indemnification asset amortization expense recorded in the six months ended June 30, 2017. For covered loans during 2016, the Company recorded a credit to the provision expense of $652 thousand and indemnification asset amortization expense of $199 thousand.
There were no significant changes to accounting policies or methodology related to loans and the allowance for loan losses in the six month period ended June 30, 2017 and in 2016.

The following tables detail the allowance for loan losses at June 30, 2017 and December 31, 2016 by portfolio segment (dollars in thousands):

	Covered Loans
	December 31, 2016
	Real estate –	Real estate –	Real estate –	Commercial	Bank
	construction	commercial	consumer	and financial	stock	Total
Allowance for loan losses	$6	33	439	53	12	543
Individually evaluated	—	—	53	4	11	68
Collectively evaluated	6	33	374	49	1	463
Loans acquired with
deteriorated credit quality	—	—	12	—	—	12
Total loans	150	682	10,062	1,049	142	12,085
Individually evaluated	—	—	381	49	133	563
Collectively evaluated	125	682	9,659	1,000	9	11,475
Loans acquired with
deteriorated credit quality	25	—	22	—	—	47

	Non-Covered Loans
	June 30, 2017
	Real estate –	Real estate –	Real estate –	Commercial	Bank
	construction	commercial	consumer	and financial	stock	Consumer	Total
Allowance for loan losses	$3	2,282	215	8,265	9	—	10,774
Individually evaluated	—	249	80	1,258	9	—	1,596
Collectively evaluated	3	2,033	124	7,007	—	—	9,167
Loans acquired with deteriorated credit quality	—	—	11	—	—	—	11
Total loans	64	201,730	8,928	572,512	123	5	783,362
Individually evaluated	—	8,632	335	13,454	123	—	22,544
Collectively evaluated	64	193,098	8,571	559,058	—	5	760,796
Loans acquired with deteriorated credit quality	—	—	22	—	—	—	22

	Noncovered Loans
	December 31, 2016
	Real estate –	Commercial
	commercial	and financial	Consumer	Total
Allowance for loan losses	$1,989	6,979	—	8,968
Individually evaluated	—	503	—	503
Collectively evaluated	1,989	6,476	—	8,465
Total loans	166,312	543,495	3	709,810
Individually evaluated	1,923	5,244	—	7,167
Collectively evaluated	164,389	538,251	3	702,643

(a)	Credit Quality Indicators
The credit quality of the loan portfolio is analyzed no less frequently than quarterly, using categories similar to the standard asset classification system used by the federal banking agencies. The following tables present credit quality indicators for the loan portfolio segments and classes. These categories are utilized to develop the associated allowance for loan losses using AloStar or industry historical losses adjusted for current economic conditions and are defined as follows:

•
Pass – loans that are well protected by the current net worth and paying capacity of the obligor (or guarantors, if any) or by the fair value, less the cost to acquire and sell, of any underlying collateral.

•
Special Mention – loans with potential weakness that may, if not reversed or corrected, weaken the credit or inadequately protect the Company’s position at some future date. These loans are not adversely classified and do not expose an institution to sufficient risk to warrant an adverse classification.

•	Accruing Substandard– Accruing substandard loans exhibit a well-defined weakness, which presently jeopardizes debt repayment, even though they are currently performing.

•
Nonaccrual – Loans are required to be placed on nonaccrual when they become 90 days past due unless they are well secured and are in the process of collection. A loan will be considered “well secured” if it is secured (1) by liens on or pledges of real or personal property, including securities that have a realizable value sufficient to discharge the loan in full, including accrued interest or (2) by the guarantee of a party with appropriate financial strength. A loan will be considered “in process of collection” if the collection process is proceeding in due course through legal actions or if the collection efforts are reasonably expected to result in repayment of the loan in full or in its restoration to a fully current status. If a loan is reported as 90 days past due solely due to a maturity, the borrower is otherwise continuing to make timely loan payments, and the Bank is in the process of documenting a renewal, such loans may also be considered “in the process of collection”. While most nonaccrual loans will be 90 days or more past due, payment status should not be the sole determinant of accrual status. Loans for which the full collection of interest and principal is in doubt should also be placed on nonaccrual status, irrespective of the payment status of the loan.

	All Loans
	June 30, 2017
		Special	Accruing
	Pass	mention	substandard	Nonaccrual	Total loans
	(Dollars in thousands)
Real estate – construction	$—	—	—	64	64
Real estate – commercial:
Owner occupied	23,366	—	—	8,632	31,998
Other	169,651	—	81	—	169,732
Real estate – consumer:
Consumer	298	49	337	—	684
Equity lines	6,731	563	535	174	8,003
Investment property	—	—	241	—	241
Commercial and financial	545,292	13,806	12,456	958	572,512
Bank stock	123	—	—	—	123
Consumer	5	—	—	—	5
Total	$745,466	14,418	13,650	9,828	783,362

	All Loans
	December 31, 2016
		Special	Accruing
	Pass	mention	substandard	Nonaccrual	Total loans
	(Dollars in thousands)
Real estate – construction	$—	—	25	125	150
Real estate – commercial:
Owner occupied	23,447	8,731	—	1,923	34,101
Other	132,797	—	96	—	132,893
Real estate – consumer:
Consumer	303	50	342	—	695
Equity lines	7,990	682	229	182	9,083
Investment property	—	—	245	39	284
Commercial and financial	514,380	24,920	—	5,244	544,544
Bank stock	142	—	—	—	142
Consumer	3	—	—	—	3
Total	$679,062	34,383	937	7,513	721,895

	Covered Loans
	December 31, 2016
		Special	Accruing
	Pass	mention	substandard	Nonaccrual	Total loans
	(Dollars in thousands)
Real estate – construction	$—	—	25	125	150
Real estate – commercial:
Other	586	—	96	—	682
Real estate – consumer:
Consumer	303	50	342	—	695
Equity lines	7,990	682	229	182	9,083
Investment property	—	—	245	39	284
Commercial and financial	1,049	—	—	—	1,049
Bank stock	142	—	—	—	142
Total	$10,070	732	937	346	12,085

		Noncovered Loans
		December 31, 2016
			Special	Accruing
		Pass	mention	substandard	Nonaccrual	Total loans
		(Dollars in thousands)
Real estate – commercial:
Owner occupied		$23,447	8,731	—	1,923	34,101
Other		132,211	—	—	—	132,211
Commercial and financial		513,331	24,920	—	5,244	543,495
Consumer		3	—	—	—	3
	Total	$668,992	33,651	—	7,167	709,810

(b)	Impaired Loans
The following tables set forth certain information regarding the Company’s impaired loans, excluding loans accounted for under FASB ASC Subtopic 310‑30, which were individually evaluated for impairment at June 30, 2017 and December 31, 2016. Loans that have been fully charged off do not appear in the following tables. The related allowance generally represents the following components, which correspond to impaired loans.

	June 30, 2017
		Unpaid		Average	YTD interest
	Recorded	principal	Related	recorded	income
	investments	balance	allowance	investment	recognized
	(Dollars in thousands)
With no allowance recorded:
Commercial and financial	$7,641	11,099	—	12,100	269
Real estate – consumer investment property	241	241	—	243	7
Total	7,882	11,340	—	12,343	276
With allowance recorded:
Bank stock	123	123	9	128	3
Commercial and financial	5,813	6,887	1,258	9,258	489
Real estate – commercial owner occupied	8,632	8,670	249	8,690	—
Real estate – consumer equity lines	94	97	80	98	—
Real estate – consumer investment property	—	39	—	58	7
Total	14,662	15,816	1,596	18,232	499

Total impaired loans	$22,544	27,156	1,596	30,575	775

	December 31, 2016
		Unpaid		Average	YTD interest
	Recorded	principal	Related	recorded	income
	investments	balance	allowance	investment	recognized
	(Dollars in thousands)
With no allowance recorded:
Commercial and financial	$1,531	6,634	—	13,749	(5)
Real estate – commercial owner occupied	1,923	1,923	—	632	—
Real estate – consumer consumer	97	98	—	100	2
Total	3,551	8,655	—	14,481	(3)
With allowance recorded:
Bank stock	133	133	11	141	6
Commercial and financial	3,762	3,896	507	6,456	386
Real estate – consumer investment property	284	322	53	363	13
Total	4,179	4,351	571	6,960	405

Total impaired loans	$7,730	13,006	571	21,441	402

(c)	Troubled Debt Restructurings
The restructuring of a loan is considered a “troubled debt restructuring” (TDR) if both (i) the borrower is experiencing financial difficulties and (ii) the Company has granted a concession. Concessions may include interest rate reductions to below market interest rates, principal forgiveness, restructuring amortization schedules, and other actions intended to minimize potential losses.
The following table sets forth information regarding troubled debt restructuring, excluding loans accounted for under ASC Subtopic 310‑30.

	As of June 30, 2017
		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	contracts	Investment	Investment
Real estate – consumer	4	$335	335
Commercial and financial	2	40	40
Bank stock	2	123	123
Total	8	$498	498

	As of Year Ended December 31, 2016
		Pre-	Post-
		Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
	contracts	Investment	Investment
Real estate – consumer	4	$381	381
Commercial and financial	6	1,579	1,579
Bank stock	2	133	133
Total	12	$2,093	2,093

There were no new TDRs in the six-months ended June 30, 2017, and one new TDR in 2016 in the amount of $97 thousand, which represents both the pre-modification and post-modification amounts.
The Company has not had any troubled debt restructurings that subsequently defaulted within 12 months of restructure in the periods ended June 30, 2017 and December 31, 2016. For purposes of this disclosure, the Company defines payment default as generally 90 plus days past due.

(5)	Covered Loans, Covered Other Real Estate, and FDIC Loss Share Receivable

(a)	Covered Loans
Subsequent to the Termination Agreement dated March 31, 2017 between AloStar and the FDIC, Alostar no longer records or presents covered assets.
For covered impaired loans, AloStar (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the undiscounted contractual cash flows) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the undiscounted expected cash flows). Under acquired impaired loan accounting, the difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the loss exposure of contractual principal and interest related to the covered acquired impaired loan portfolio, and such amount is subject to change over time based on the performance of such covered loans. The carrying value of covered acquired impaired loans is reduced by payments received, both principal and interest, and increased by the portion of the accretable yield recognized as interest income.
The excess of expected cash flows at acquisition over the initial fair value of acquired impaired loans is referred to as the “accretable yield” and is recorded as interest income over the estimated life of the loans using the effective yield method if the timing and amount of the future cash flows is reasonably estimable. Increases in expected cash flows over those originally estimated increase the accretable yield and are recognized as interest income prospectively. Decreases in the amount and changes in the timing of expected cash flows result in an impairment that results in a provision for loan losses and the establishment of an allowance for loan losses.
Following the acquisition, AloStar aggregated loans into pools of loans with common credit risk characteristics, such as loan type and similar collateral. Loan pools were initially booked at the aggregate fair value of the loan pool, based on the present value of AloStar’s expected cash flows from the loans.
The following table presents acquisition date information for covered loans acquired as of the date of the Nexity acquisition subject to ASC Subtopic 310‑30 (dollars in thousands):

Loans Acquired Subject to ASC Subtopic 310-30
At acquisition date:
Contractually required principal and interest	$143,960
Nonaccretable difference	(59,863)
Cash flows expected to be collected	84,097
Accretable yield	(15,868)
Fair value at acquisition date	$68,229

As of June 30, 2017, the loans had an unpaid principal balance of $22 thousand and a carrying amount of $22 thousand compared to $48 thousand and $48 thousand, respectively, at December 31, 2016.

(b)	Covered Other Real Estate, Net
As of the date of the Nexity acquisition, AloStar acquired $28.6 million in covered other real estate. At June 30, 2017 and December 31, 2016 covered other real estate consisted of the following types of properties (dollars in thousands):

	2017	2016
Real estate – construction	$—	72
Total covered other real estate, net	$—	72

(c)	FDIC Loss Share Receivable
AloStar has elected to account for amounts receivable under FDIC shared loss agreements as an FDIC loss share receivable in accordance with FASB ASC Topic 805. The FDIC loss share receivable was initially recorded at fair value, based on the discounted value of expected future cash flows under the shared loss agreements.
The FDIC loss share receivable is reviewed periodically and adjusted for any changes in expected cash flows based on recent performance and expectations for future performance of covered loans and covered other real estate. These adjustments are measured on the same basis as the related covered loans and covered other real estate. Any increases in cash flow of the covered loans and covered other real estate over those expected will reduce the FDIC loss share receivable, and any decreases in cash flow of the covered loans and covered other real estate under those expected will increase the FDIC loss share receivable. Increases and decreases to the FDIC loss share receivable (excluding impairments) will be recorded as adjustments to noninterest expense. Impairments will be recorded as adjustments to the provision for loan loss expense.
The following table presents the FDIC loss share receivable activity during 2017 and 2016 (dollars in thousands):

	June 30, 2017	December 31, 2016
FDIC indemnification asset at January 1	$284	2,199
FDIC reimbursable losses and other adjustments	(284)	(1,716)
Net indemnification asset amortization	—	(199)
Carrying value of indemnification asset at period end	—	284
Carrying value of payable to FDIC	—	(70)
Total FDIC loss share receivable	$—	214

Pursuant to the true-up provisions of the shared loss agreements, AloStar may be required to reimburse the FDIC if actual losses are less than certain thresholds established in the agreements. To the extent that actual losses on covered loans and covered other real estate are less than estimated losses, the applicable true-up payable to the FDIC upon termination of the shared loss agreements will increase. To the extent that actual losses on covered loans and covered other real estate are more than estimated losses, the applicable true-up payable to the FDIC upon termination of the shared loss agreements will decrease. The FDIC true-up provision is included in accrued expenses and other liabilities. Changes in the FDIC true‑up provision are recorded to noninterest expense. Due to the Termination Agreement dated March 31, 2017 between AloStar and the FDIC, Alostar no longer had a true-up payable to the FDIC as of June 30, 2017. The projected true up payable to the FDIC was $7.4 million as of December 31, 2016.

(6)	Fair Value of Assets and Liabilities

(a)	Determination of Fair Value
The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with the FASB ASC Topic 820, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.
The fair value guidance provides a consistent definition of fair value, which focuses on an exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

(b)	Fair Value Hierarchy
In accordance with this guidance, the Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2 – Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.
Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities may include financial instruments whose value is determined using discounted cash flow methodologies or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.
A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.
The following is a description of the methods and assumptions used to estimate the fair value of each of the Bank’s financial instruments:
Many of AloStar’s financial instruments lack an available trading market as characterized by a willing buyer and a willing seller engaging in an exchange transaction. Further, AloStar’s general practice is to hold its financial instruments to maturity and not to engage in trading activities. Therefore, AloStar used significant estimates and present value calculations for the purpose of this disclosure. Such estimates involve judgments about economic conditions, risk characteristics, and future expected loss experience of various financial instruments and other factors that cannot be determined with precision.
Cash and cash equivalents: The carrying amount is a reasonable estimate of fair value.
Investment securities: Where quoted prices are available in an active market, the Company classifies the securities within Level 1 of the valuation hierarchy.
If quoted market prices are not available, the Company estimates fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include U.S. government agency securities, tax‑exempt municipal securities, and other securities. U.S. government‑sponsored mortgage‑backed securities are included in Level 2, if observable inputs are available. In cases where there is limited or no active trading market activity or less transparency around inputs to the valuation, or the securities are nonmarketable or cost basis, AloStar classifies those securities in Level 3.
Loans: For certain categories of loans, such as variable rate loans and other lines of credit, the carrying amount, adjusted for credit risk, is a reasonable estimate of fair value because there is no contractual maturity and/or AloStar has the ability to reprice the loan as interest rate shifts occur. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Because the discount rates are based on current loan rates as well as management estimates, the fair values presented may not necessarily be indicative of the value negotiated in an actual sale.
Deposit liabilities: The fair value of demand deposits, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed‑maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.
Long‑term borrowings: The fair value of long‑term borrowings is estimated using discounted cash flow analyses based on the Bank’s estimated borrowing rates at the balance sheet date for similar types of borrowing arrangements.

(c)	Assets and Liabilities Measured at Fair Value on a Recurring Basis
The following table presents financial assets and liabilities measured at fair value on a recurring basis (dollars in thousands):

Fair value measurements as of June 30, 2017 using
Quoted
prices in
			active	Significant
		Assets	markets for	other	Significant
		(liabilities)	identical	observable	unobservable
		measured at	assets	inputs	inputs
		fair value	(Level 1)	(Level 2)	(Level 3)
Assets:
	Securities of U.S. government-sponsored mortgage-backed securities	79,027	—	79,027	—
	Tax-exempt municipals	2,569	—	2,569	—

	Fair value measurements as of December 31, 2016 using
		Quoted
		prices in
		active	Significant
	Assets	markets for	other	Significant
	(liabilities)	identical	observable	unobservable
	measured at	assets	inputs	inputs
	fair value	(Level 1)	(Level 2)	(Level 3)
Assets:
Securities of U.S. government-sponsored mortgage-backed securities	83,096	—	83,096	—
Tax-exempt municipals	2,581	—	2,581	—
FDIC indemnification asset	284	—	—	284

(d)	Assets Measured at Fair Value on a Nonrecurring Basis
In certain circumstances, the Company makes adjustments to fair value for its assets and liabilities, although they are not measured at fair value on an ongoing basis. Following is a description of the valuation methodologies used for instruments measured at fair value on a nonrecurring basis and recognized in the accompanying balance sheet, as well as the general classification of such instruments pursuant to the valuation hierarchy.

(e)	Covered Other Real Estate, Net and Impaired Loans
Assets are adjusted to fair value upon transfer of the loans to foreclosed assets. Subsequently, foreclosed assets are carried at the lower of carrying value or fair value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral less selling costs. All of the Company’s other real estate is classified within Level 3 of the valuation hierarchy.
The following table presents the financial instruments carried on the consolidated balance sheet by caption and by level in the fair value hierarchy at December 31, for which a nonrecurring change in fair value has been recorded (dollars in thousands):

Carrying value as of June 30, 2017
		Quoted prices			Net
		in active	Significant		gains
		markets for	other	Significant	(losses)
		identical	observable	observable	for the
		assets	inputs	inputs	period
	Total	(Level 1)	(Level 2)	(Level 3)	ended

Covered other real estate, net	$—	—	—	—	—
Impaired loans	22,544	—	—	22,544	(1,031)
Total	$22,544	—	—	22,544	(1,031)

	Carrying value as of December 31, 2016
		Quoted prices			Net
		in active	Significant		gains
		markets for	other	Significant	(losses)
		identical	observable	observable	for the
		assets	inputs	inputs	period
	Total	(Level 1)	(Level 2)	(Level 3)	ended

Covered other real estate, net	$72	—	—	72	3
Impaired loans	7,729	—	—	7,729	(977)
Total	$7,801	—	—	7,801	(974)

(f)	Fair Value of Financial Instruments
The estimated fair values of the Bank’s financial instruments are as follows (dollars in thousands):

	June 30, 2017		December 31, 2016
	Carrying	Estimated	Carrying	Estimated
	amount	fair value	amount	fair value
Financial assets:
Level 2 inputs:
Cash and short-term investments	$80,821	80,821	$150,815	150,815
Securities available-for-sale	81,596	81,596	85,677	85,677
Level 3 inputs:
Loans	772,588	776,077	712,384	713,275
Financial liabilities:
Level 2 inputs:
Long-term borrowings	$—	—	$10,124	10,210
Level 3 inputs:
Deposits	703,912	703,938	746,048	745,378

(7)	Commitments, Contingencies, and Financial Instruments with Off‑Balance‑Sheet Risk
The Company has various claims, commitments, and contingent liabilities arising from the normal conduct of business that are not reflected in the accompanying consolidated financial statements and are not expected to have any material adverse effect on the Company’s financial position or results of operations.
AloStar is a defendant in litigation and claims arising from the normal course of business. Based on consultation with legal counsel, management is of the opinion that the outcome of pending and threatened litigation will not have a material impact on the consolidated financial statements.
The Company is party to financial instruments with off‑balance‑sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit, and interest rate risk in excess of the amount recognized in the consolidated financial statements. The notional value of those instruments reflects the extent of involvement the Company has in each class of financial instruments.
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Because many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts do not necessarily represent future cash requirements.
Standby letters of credit are conditional commitments issued by AloStar to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending credit to customers.
AloStar’s exposure to credit loss in the event of nonperformance by the counterparty to the financial instrument for commitments to extend credit and standby letters of credit is represented by the notional value of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on‑balance‑sheet instruments. The Company requires collateral or other security to support certain financial instruments with credit risk. The notional value of these financial instruments at June 30, 2017 was $187.1 million compared to $200.8 million at December 31, 2016.

	At June 30, 2017
	(in thousands)
	Next 12	13 - 36	37 -60	More than 60
	months	months	months	months	Total
Unfunded commitments	$25,444	94,890	62,018	—	182,352
Standby letters of credit	600	4,145	22	—	4,767

	At December 31, 2016
	(in thousands)
	Next 12	13 - 36	37 -60	More than 60
	months	months	months	months	Total
Unfunded commitments	$67,560	72,915	46,318	7,399	194,192
Standby letters of credit	766	5,839	—	—	6,605